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                                                                   EXHIBIT 3.117

CERTIFICATE OF FORMATION

OF

     Peabody Development Land Holdings, LLC

         1. The name of the limited liability company is Peabody Development Land Holdings, LLC

         2. The address of Its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address Is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Peabody Development Land Holdings, LLC this 19th day of November, 1999

                                         /s/ James C. Sevem
                                         -------------------------------------
                                         James C. Sevem
                                         Assistant Secretary/Authorized Person

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 11:30 AM 11/22/1999
                                                           991500329 - 3130470